UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 11, 2019

DERMIRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36668	27-3267680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

275 Middlefield Road, Suite 150 Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 421-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DERM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2019, following the recommendation of the nominating and corporate governance committee of the Board of Directors (the “Board”) of Dermira, Inc. (the “Company”), the Board increased the size of the Board from nine to 10 directors and elected Halley Gilbert to fill the newly created directorship as a Class II director to hold office for a term expiring at the Company’s 2022 annual meeting of the stockholders, which is the next stockholder meeting at which Class II directors will be elected.

In connection with her service as a director, Ms. Gilbert will receive the Company’s standard non-employee director cash and equity compensation. Ms. Gilbert will receive a $40,000 annual retainer for her service as a director, which will be pro-rated for calendar year 2019. In connection with her election to the Board, Ms. Gilbert was granted a nonqualified stock option to purchase 20,000 shares of the Company’s common stock (the “Option”). The exercise price per share underlying the Option was $8.05, the closing price of the Company’s common stock on November 11, 2019, the date on which Ms. Gilbert was appointed to the Board and the Board granted the Option. The Option will vest ratably over three years, with one-third of the shares vesting on each anniversary of the grant date, for so long as Ms. Gilbert serves as a director of the Company. The Option is subject to the terms and conditions of the Company’s 2014 Equity Incentive Plan and its related grant agreements. Ms. Gilbert will be eligible for additional grants under the Company’s director compensation policy beginning in 2020.

In addition, Ms. Gilbert has signed the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1/A (File No. 333-198410) filed with the Securities and Exchange Commission on September 19, 2014 and incorporated by reference herein.

There are no arrangements or understandings between Ms. Gilbert and any other persons pursuant to which she was selected as a member of the Board. There are also no family relationships between Ms. Gilbert and any director or executive officer of the Company, and Ms. Gilbert does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing this event is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Dermira, Inc., dated November 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMIRA, INC.

Date: November 13, 2019
	By:	/s/ Andrew L. Guggenhime
Name: Andrew L. Guggenhime
Title: Chief Financial Officer